UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 12, 2011

THE MCGRAW-HILL COMPANIES, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	1-1023	13-1026995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, New York, New York 10020
(Address of Principal Executive Offices) (Zip Code)

(212) 512-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 12, 2011, The McGraw-Hill Companies, Inc. (the “Company”) announced that its Board of Directors has approved a plan to separate into two independent public companies, one primarily focused on capital and commodities markets and the other focused on education services and digital learning.  The Company expects to complete the separation by the end of 2012 through a tax-free spin-off of the education business to the Company’s shareholders.  The separation is subject to various conditions, including final Board approval and the receipt of a tax ruling from the Internal Revenue Service. A copy of the press release announcing the proposed separation is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

A conference call and webcast at which the proposed separation will be discussed is being held on September 12, 2011, at 8:30 a.m., Eastern Time.  A copy of the Growth and Value Plan Investor Presentation from that meeting is furnished as Exhibit 99.2 hereto and incorporated herein by reference.

The information in Item 7.01 is being furnished, not filed.  Accordingly, this information will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in that filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 12, 2011.
99.2	Growth and Value Plan Investor Presentation, dated September 12, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE McGRAW-HILL COMPANIES, INC.

/s/ Kenneth M. Vittor
By:	Kenneth M. Vittor
Executive Vice President and General Counsel

Dated: September 12, 2011